POWER OF ATTORNEY

I, Kenneth H. Klopp, a director of 4Licensing Corporation, hereby constitute and appoint Bruce R. Foster, my true and lawful attorney or attorneyin-fact, with full power of substitution and re-substitution, for me and in my name, place and stead, to sign on my behalf any Forms 3, 4, 5 or 144 required pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934, and to sign any and all amendments to such Forms 3, 4, 5 or 144, and to file the same with the Securities and Exchange Commission, granting unto said attorney or attorney-in-fact, full power and authority to do and perform each and every act and thing whatsoever that any of said attorney or attorney-in-fact or any of them or his substitutes, may deem necessary or desirable, in his or their sole discretion, with any such act or thing being hereby ratified and approved in all respects without any further act or deed whatsoever.

Executed this 12th day of February, 2015, by the undersigned.

/s/ Kenneth H. Klopp
Kenneth H. Klopp
Director